Exhibit 99.1

FOR IMMEDIATE RELEASE

Agios Pharmaceuticals Announces Pricing of $220 Million Public Offering of Common Stock

CAMBRIDGE, Mass. – December 10, 2014 – Agios Pharmaceuticals, Inc. (NASDAQ: AGIO) today announced that it has priced an underwritten public offering of 1,986,455 shares of common stock at a price to the public of $110.75 per share, before underwriting discounts, which would result in aggregate gross proceeds of approximately $220 million. All of the shares in the offering are to be sold by Agios. Agios has also granted the underwriters a 30-day option to purchase up to an additional 297,968 shares of common stock on the same terms and conditions. Closing of the offering is expected to occur on or about December 16, 2014, subject to customary closing conditions.

J.P. Morgan Securities LLC and Goldman, Sachs & Co. are acting as joint book-running managers for the offering. Cowen and Company, LLC and Leerink Partners LLC are serving as co-managers.

The shares are being offered by Agios pursuant to an automatically effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, can be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 866-803-9204; or Goldman, Sachs, & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agios Pharmaceuticals, Inc.

Agios Pharmaceuticals is focused on discovering and developing novel drugs to treat cancer and rare genetic disorder of metabolism, which are a subset of orphan genetic metabolic diseases, through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across both therapeutic areas, Agios has multiple first-in-class lead product candidates in cancer metabolism and rare genetic disorders in clinical development.

###

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, such as those, among others, relating to Agios’ plans to consummate its public offering and the intended use of proceeds therefrom. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Agios will be able to complete the public offering on these terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the proposed offering, Agios and its business can be found under the caption “Risk factors” included in Agios’ preliminary prospectus supplement filed with the SEC on December 9, 2014 and in other filings that Agios makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Agios anticipates that subsequent events and developments will cause its views to change. While Agios may elect to update these forward-looking statements at some point in the future, Agios expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Agios Pharmaceuticals, Inc.

Lora Pike

Senior Director, Investor Relations and Public Relations

Lora.pike@agios.com